UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2013
 Starbucks Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2013, Starbucks Corporation (“Starbucks” or the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended September 29, 2013, including financial statements.

On November 12, 2013 Starbucks issued a press release regarding the conclusion of its arbitration with Kraft Foods Global, Inc. (“Kraft”) over packaged coffee. The arbitrator has ordered Starbucks to pay Kraft $2.23 billion in damages plus prejudgment interest and attorneys' fees (the "Award"). We have estimated prejudgment interest and attorneys' fees to be approximately $557 million.

The Award will be reflected in the Company's fourth quarter and fiscal year ended September 29, 2013 operating results as a charge to operating expense. The information in this Item 2.02 to this Current Report on Form 8-K is being furnished in part to provide updated statements of earnings reflecting the Award (the "Updated Financial Statements"). The Updated Financial Statements are attached hereto as Exhibit 99.1.

As a result of the Award, Q4 fiscal 2013 operating loss and operating margin were $2,115.2 million and -55.7%, respectively, and Q4 fiscal 2013 net loss and loss per share were $1,232.0 million and $1.64, respectively. Full year fiscal 2013 operating loss and operating margin were $325.4 million and -2.2%, respectively, and full year fiscal 2013 net earnings and earnings per share were $8.3 million and $0.01, respectively.

Excluding the Award, Q4 fiscal 2013 non-GAAP operating income and non-GAAP operating margin were $668.9 million and 17.6%, respectively, and Q4 fiscal 2013 non-GAAP net earnings and non-GAAP earnings per share were $481.1 million and $0.63, respectively. Full year fiscal 2013 non-GAAP operating income and non-GAAP operating margin were $2,458.7 million and 16.5%, respectively, and full year fiscal 2013 non-GAAP net earnings and non-GAAP earnings per share were $1,721.4 million and $2.26, respectively. A reconciliation of GAAP to non-GAAP measures is attached hereto as Exhibit 99.2.

As previously announced, the Company will hold a conference call at 6:00 a.m. Pacific Time on November 13, 2013. The call will be webcast and can be accessed on the Company's website: http://investor.starbucks.com. A replay of the webcast will also be available on the Company's website until end of day Thursday, December 12, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Updated Financial Statements Q4 Fiscal 2013 and Full-Year Fiscal 2013
99.2	Reconciliation Schedule for GAAP and non-GAAP Financial Figures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: November 12, 2013
	By:	/s/ Troy Alstead
Troy Alstead
chief financial officer and group president, Global Business Services

EXHIBIT INDEX

Exhibit No.	Description
99.1	Updated Financial Statements Q4 Fiscal 2013 and Full-Year Fiscal 2013
99.2	Reconciliation Schedule for GAAP and non-GAAP Financial Figures